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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               December 19, 2000
               Date of Report (Date of earliest event reported)

                             TDK Mediactive, Inc.,
            (Exact name of registrant as specified in its charter)


        Delaware                    0-28604               95-4264046
(State or other jurisdiction      (Commission         (IRS Employer of
incorporation)                    File Number)        Identification No.)

   26115 Mureau Road, Suite B, Calabasas, California  91302-3126
        (Address of principal executive offices)      (Zip Code)


                                (818) 878-0505
             (Registrant's telephone number, including area code)
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ITEM 8. Change in Fiscal Year

On December 19, 2000, TDK Mediactive, Inc.'s (f/k/a Sound Source Interactive, Inc.) Board of Directors approved a change in the company's fiscal year-end from June 30 to March 31. This change will result in nine-month transition period ending March, 2001 with the next full twelve-month fiscal year to commence on April 1, 2001.

A Transition Report on Form 10-KSB will be filed with the Securities and Exchange Commission within 90 days following March 31, 2001.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     TDK Mediactive, Inc.

                                By:  /s/ Martin G. Paravato
                                     ---------------------------
                                         Martin G. Paravato,
                                         Chief Financial Officer
Date: January 3, 2001